(As amended through

February 3, 2001)

HAROLD'S STORES, INC.

1993 PERFORMANCE AND EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the 1993 Performance and Equity Incentive Plan (herein referred to as the "Plan") is to promote and advance the interest of Harold's Stores, Inc. (the "Company") and its shareholders by enabling the Company to attract, retain and reward managerial and other key employees and to strengthen the mutuality of interests between such employees and the Company's shareholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. In addition, the Plan is intended to secure, retain, motivate and reward Nonemployee Directors of Company through the grant of Stock Options and shares of Common Stock to Nonemployee Directors.

2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

(a) "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

(d) "Committee" means the Committee of the Board constituted as provided in Section 3 of the Plan.

(e) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

(f) "Company" means Harold's Stores, Inc., an Oklahoma corporation, or any successor corporation.

(g) "Deferred Compensation Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is specifically designated as such.

(h) "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(j) "Fair Market Value" means, if the shares are traded on a national securities exchange, the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If the principal market for the shares is the over-the-counter market, Fair Market Value means the closing "asked" price of the shares in the over-the-counter market on the date on which such value is to be determined or, if such asked price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate. For purposes of determining the exercise price of an Incentive Stock Option, Fair Market Value shall not under any circumstances exceed the amount contemplated by Section 422(b)(4) of the Code.

(k) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(l) "Nonemployee Director" means each person who is a member of the Board of Directors of Company but who is not an employee of Company or a Subsidiary.

(m) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(n) "Participant" means an employee of Company or a Subsidiary who is granted an Award under the Plan, or a Nonemployee Director who is granted a Stock Option or shares of Common Stock pursuant to Section 6(h) of the Plan.

(o) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan the vesting of which is contingent on performance attainment.

(p) "Performance Equity Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

(q) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

(r) "Plan" means this 1993 Performance and Equity Incentive Plan of the Company, as set forth herein and as it may be hereafter amended and from time to time in effect.

(s) "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

(t) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

(u) "Restricted Unit Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

(v) "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's retirement plan for salaried employees or such earlier retirement date as approved by the Committee for purposes of this Plan.

(w) "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

(x) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

(y) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power.

3. Administration.

(a) The Plan shall be administered by the Committee to be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.

(b) The Committee is authorized to construe and interpret the Plan to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Committee's powers include, but are not limited to, modifications, procedures and subplans as are necessary to comply with provisions of federal and state securities laws, including, but not limited to, provisions of federal securities laws applicable to executive officers who receive Awards under the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee. Notwithstanding this paragraph (b), and solely to the extent necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act, the Committee shall have no discretionary authority with respect to the eligibility, amount, price or timing of any Stock Options granted under the Plan to a Nonemployee Director of Company.

4. Plan Duration; Common Stock Subject to Plan.

(a) Term. The Plan shall terminate on November 30, 2002, except with respect to Awards then outstanding.

(b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 15 of the Plan, is 3,000,000.

If any Awards are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofor subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of a Stock Option shall again be available for Awards under the Plan, as shall any shares covered by Stock Appreciation Rights which are not issued as payment upon exercise.

Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

5. Eligibility. Persons eligible for Awards under the Plan shall consist of managerial and other key employees of the Company and/or its Subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company. In addition, all Nonemployee Directors of Company shall be eligible for grant of Stock Options and shares of Common Stock under the Plan in accordance solely with the provision of Section 6(h) hereof.

6. Stock Options. Stock Options granted under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options, Deferred Compensation Stock Options, Nonemployee Director Options and such Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

(a) Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

(b) Stock Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee; except that the term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive Stock Option is granted.

(d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Except as provided in Section 13 of this Plan, no Stock Option may be exercised unless the holder thereof is at the time of such exercise in the employ of the Company or a Subsidiary and has been continuously so employed since the date such Stock Option was granted.

(e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in shares of Common Stock already owned by the Participant, or by surrendering outstanding Awards denominated in stock or stock units. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

(f) Special Rules for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the following additional provisions shall apply:

(i) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code;

(ii) If at the time an Incentive Stock Option is granted, the Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company, then the terms of the Incentive Stock Option shall specify that the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date granted; and

(iii) The Committee shall include any other terms and conditions as may be required in order that the Incentive Stock Options qualify under Section 422 of the Code or successor provision.

(g) Deferred Compensation Stock Options. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

Amount of Compensation to be Deferred = Number of

(Fair Market Value - Exercise Price) Optioned Shares

Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program or arrangement of the Company as permitted by the Committee.

Deferred Compensation Stock Options will be granted only if the Committee has reasonably determined that a recipient of such an option will not be deemed at the date of grant to be in receipt of the amount of income being deferred for purposes of the Code.

(h) Nonemployee Director Awards. Notwithstanding anything elsewhere in the Plan to the contrary, each Nonemployee Director shall be eligible for grants of Stock Options and shares of Common Stock under the Plan solely in accordance with this provision. The following subparagraphs of this paragraph shall apply to the granting of Stock Options to Nonemployee Directors ("Nonemployee Director Options") and the granting of shares of Common Stock to Nonemployee Directors:

(i) Grant of Options. Each incumbent Nonemployee Director shall receive, while serving as a director, stock option grants to purchase 2,000 shares of Common Stock immediately following each annual meeting of shareholders at which such incumbent Nonemployee Director is re-elected to the Board. Any new Nonemployee Director shall receive a stock option grant to purchase 10,000 shares of Common Stock upon his or her initial election to the Board and, while continuing to serve as a director, shall receive stock option grants to purchase 2,000 shares of Common Stock immediately following each subsequent annual meeting of shareholders at which such Nonemployee Director is re-elected to the Board. All Stock Options granted to the Nonemployee Directors shall constitute Non-Qualified Stock Options.

(ii) Exercise Price. The purchase price for each share placed under a Stock Option for a Nonemployee Director shall be equal to 100% of the Fair Market Value of such share on the date the Stock Option is granted.

(iii) Vesting and Term. Each Nonemployee Director Option shall become vested and exercisable in full on the date six months after the date of grant. The term of each Stock Option granted to a Nonemployee Director shall be ten (10) years from the date of grant, subject to earlier termination in accordance with this subparagraph (iii) below. Options may be exercised solely by the Nonemployee Director during his lifetime, or in the event of his legal incapacity, by his legal representative, or after his death, by the person or persons entitled thereto under his will or the laws of descent and distribution. In the event of the death of a Nonemployee Director while a member of the Board, any unvested portion of the Stock Option as of the date of death shall be vested as of the date of death, and the option shall be exercisable in full by the heirs or other legal representatives of the Nonemployee Director within twelve months following the date of death. In the event of termination of a Nonemployee Director as a member of the Board for any reason other than death or removal from the Board for cause in accordance with applicable law and the Certificate of Incorporation and By-laws of Company, such option shall be exercisable by the Nonemployee Director or his legal representative within three months of the date of termination as to all then vested portions. If a Nonemployee Director is removed from the Board for cause, the Stock Option shall terminate as of the effective date of removal for cause and the optionee shall have no further rights to exercise any portion of the Stock Option. Notwithstanding the foregoing provisions of this subparagraph (iii), in no event may a Stock Option be exercised more than ten years after the date of grant.

(iv) Method of Exercise. Nonemployee Director Options may be exercised in the manner provided in paragraph (e) of this Section 6 ("Method of Exercise").

(v) Other Provisions. All Nonemployee Director Options shall be subject to the other provisions of the Plan that are not inconsistent with the provisions of this paragraph (h); provided, however, that the Committee shall not have discretionary authority, as otherwise provided by the provisions of this Plan, to make any determination that would alter the effects of a provision of the Plan as to a Nonemployee Director Option.

(vi) Grants of Common Stock in Lieu of Fees. Nonemployee Directors of the Company shall be eligible to receive Awards under the Plan consisting of shares of Common Stock in lieu or replacement of any retainer fees, meeting attendance fees or other fees to which any Nonemployee Director may be entitled under the Nonemployee Director compensation policies of the Company as in effect from time to time. Such Awards of Common Stock shall be subject to such restrictions, if any, and shall be effected upon such terms as the Board or Committee shall determine.

7. Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

(a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant. A Stock Appreciation Right may be granted in tandem with, in addition to or completely independent of a Stock Option or any other Award under the Plan.

(c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee.

(d) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock, a Deferred Compensation Stock Option or any combination thereof, as the Committee shall determine; provided, however, that any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 16 hereof) shall be paid in cash.

8. Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

(a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company upon termination of employment for specified reasons within a specified period of time.

(b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time.

(c) Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.

(d) Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must remain in the employment of the Company or its Subsidiaries, subject to relief for specified reasons, for such time period commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("Restriction Period"). During the Restriction period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments) the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

(e) Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period in cash, in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, a Deferred Compensation Stock Option or in any combination thereof, as the Committee in its sole discretion shall determine.

With respect to a Restricted Stock Grant, the Committee may also, in its discretion, permit a Participant to elect to receive, in lieu of shares of unrestricted stock at the conclusion of a Restriction Period, a cash payment equal to the Fair Market Value of the Restricted Stock vesting on the date the restrictions lapse.

(f) Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which such dividends are issued.

9. Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Equity Grants or Performance Unit Grants. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

(a) Performance Equity Grants. A Performance Equity Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

(b) Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

(c) Grants of Awards. Performance Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant.

(d) Performance Goals and Performance Periods. Performance Awards shall provide that in order for a Participant to vest in such Awards the Company and/or the individual Participant, or his or her division or unit, must achieve certain performance goals ("Performance Goals") over a designated performance period ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use such measures of performance in such manner as it deems appropriate, such as, for example, return on equity, earnings growth, revenue growth, comparisons to peer companies or prior period performance of the Participant or his or her division or unit. During the Performance Period, the Committee shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate.

(e) Payment of Awards. In the case of a Performance Equity Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award at the time such Award is vested or otherwise required to be settled in accordance with its terms. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in shares of Common Stock, a Deferred Compensation Stock Option or in any combination thereof, as the Committee in its sole discretion shall determine.

10. Other Stock-Based and Combination Awards.

(a) The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Grants may be granted either alone, in addition to or in tandem with any other type of Award Granted under the Plan.

(b) The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(c) Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

11. Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the earn out or exercise of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including, but not limited to, the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock, and (c) granting of Deferred Compensation Stock Options.

12. Dividend Equivalents. Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants, Performance Equity Grants, and other stock-based Awards may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

13. Termination of Employment. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee.

In the case of an Incentive Stock Option, such Award shall expire no later than the date three months after the termination of the Participant's employment for any reason other than death or Disability. In the event of termination of the Participant's employment by reason of death or Disability, the Incentive Stock Option shall expire on the earlier of the expiration of (i) the date specified in the Award which in no event shall be later than 12 months after the date of such termination, or (ii) the term specified in Section 6(c) of this Plan.

Notwithstanding any other provision to the contrary, in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Award held by the Participant, such Award shall expire as of the date of such termination of employment and the Participant and the Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

14. Non-transferability of Awards. No Award under the Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his legal representative.

15. Adjustments Upon Changes in Capitalization, Etc.

(a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of Common Stock which may be sold or awarded to any Participant, the number of shares of Common Stock covered by each outstanding Award, and the price per share in respect of outstanding Awards.

(c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under Section 4 of the Plan may be increased accordingly.

16. Change in Control.

(a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Performance Equity Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control.

(b) A "Change in Control" of the Company shall have occurred if any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any person or entity organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plans), alone or together with its Affiliates and Associates, shall become the beneficial owner of thirty-five percent (35%) or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of the Company's Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders, (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made)), and the Continuing Directors no longer constitute a majority of the Board.

(c) "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, shall be the beneficial owner of a substantial block of the Company's Common Stock; provided, however, that Acquiring Person shall not mean Harold G. Powell or any Affiliate, Associate, spouse, or lineal descendant of Harold G. Powell, including an adopted child of a lineal descendant.

(d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(e) "Continuing Director" means (i) any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the occurrence of the Change in Control date, or (ii) any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

17. Amendment and Termination. The Board may at any time at its sole discretion submit the Plan for the approval of the shareholders of the Company, terminate the Plan, or amend it from time to time in such respects as the Board may deem advisable, including, without limitation, amendments to the Plan to bring the Plan into compliance with, to take advantage of exemptions or special treatment afforded under or to take into account changes in applicable securities, federal income tax laws and other applicable laws. To the extent permitted by applicable law, the Board's ability to effect such amendments or modifications to the Plan shall expressly extend to and include corresponding amendments or modifications to the terms of existing Awards.

Notwithstanding the foregoing, solely to the extent necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act, the Board may not act more than once every six (6) months to amend the provisions of the Plan relating to the eligibility, amount, price or timing of grants of Stock Options to Nonemployee Directors.

18. Loans for Exercise of Options. The Committee may, in its discretion, allow Participants to execute notes payable to the Company in full or partial payment for the shares of Common Stock acquired in connection with the exercise of Stock Options granted under the Plan. In no event, however, may such loan exceed the amounts allowable to be loaned by the Company to such individual for the purposes stated hereunder as provided by any regulation of the United States Treasury or other State or Federal statute. The terms of any such loan, including the interest rate, security and repayment terms, will be subject to the discretion of the Committee.

19. Miscellaneous.

(a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

(b) No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

(c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d) Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(e) Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 18(e), the term "terminated for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion.

(f) Engaging in Competition With Company. In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever (except after a Change in Control), and within eighteen (18) months after the date thereof accepts employment with any significant competitor of, or otherwise engages in material competition with, the Company or a Subsidiary, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant's termination of employment with the Company or a Subsidiary.

(g) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company and its Subsidiaries.

(h) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(i) Compliance With Rule 16b-3. With respect to persons subject to Section 16(b) of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee.

(j) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

(k) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

(l) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oklahoma.

(m) Effective Date. The Plan was adopted by the Board of Directors on May 25, 1993, subject to approval of the stockholders of the Company at the 1993 annual meeting or any adjournment thereof.

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